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EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus contained in this Registration Statement.

/s/ Robinson & Cole LLP
ROBINSON & COLE LLP

October 7, 2005
New York, New York